UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005 (September 23, 2005)

TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)

(303) 565-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On September 23, 2005, Teton Energy Corporation (the “Company”) notified holders of its Series A Preferred Stock and its Series B Preferred stock (together the “Preferred Stock”) regarding the Company’s right to force conversion of the Preferred Stock into the Company’s Common Stock as provided in the respective certificates of designation once the Company’s common stock had averaged $6.00 per share for a period of 30 days. The automatic conversion is effective as of September 30, 2005.

ITEM 8.01 OTHER EVENTS

On September 23, 2005, the Company provided notice to holders of its Preferred Stock of the Company’s right to force conversion of the Preferred Stock into Common Stock as provided in the respective certificates of designation once the Company’s common stock had averaged $6.00 per share for a period of 30 days. The automatic conversion is effective as of September 30, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: September 27, 2005	TETON PETROLEUM COMPANY

	By:	/s/ Karl F. Arleth
Karl F. Arleth, Chief Executive Officer and President